Exhibit 4.3

[FORM OF FACE OF NOTE]
FIXED RATE SENIOR NOTE

REGISTERED	$_______________
No. FXR	CUSIP: _______________

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.1

1 Applies only if this Note is a Global Security.

BBVA COMPASS BANCSHARES, INC.
FIXED RATE SENIOR NOTE
SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A

ORIGINAL ISSUE DATE:	INITIAL REDEMPTION DATE:	INTEREST RATE:	MATURITY DATE:
INTEREST ACCRUAL DATE:	INITIAL REDEMPTION PERCENTAGE:	INTEREST PAYMENT DATE(S):	OPTIONAL REPAYMENT DATE(S):
SPECIFIED CURRENCY:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:	INTEREST PAYMENT PERIOD:	APPLICABILITY OF MODIFIED PAYMENT UPON ACCELERATION, REPAYMENT OR REDEMPTION:
IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, OPTION TO ELECT PAYMENT IN U.S. DOLLARS: [YES]2	REDEMPTION NOTICE PERIOD:3	APPLICABILITY OF ANNUAL INTEREST PAYMENTS:	IF YES, STATE ISSUE PRICE:
EXCHANGE RATE AGENT: [COMPASS BANK]			ORIGINAL YIELD TO MATURITY:
OTHER PROVISIONS4:
The Holder of this Note and the owner of any beneficial interest herein, by its purchase of this Note or such beneficial interest herein, is hereby deemed to have consented to any amendment to this Note that conforms the terms of this Note to the terms as set forth in Pricing Supplement No. ___ dated _______[, as amended by Amendment No. ___ thereto dated _____]5, and the prospectus [, prospectus supplement, product supplement or underlying supplement] referred to therein, each related to this Note and filed with the United States Securities and Exchange Commission, and the Trustee is hereby authorized to enter into any such amendment to this Note without any further consent thereto of the Holder hereof or of such owner.

 2 Applies if this is a Global Security.
3 Applicable if other than 30 to 60 calendar days.
4 Specify if this Note is subject to contingent payment and, if so, the manner of calculating such payment.
5 Applicable if there is an amendment to the pricing supplement reflecting an understanding of the intended terms of this Note at the time of sale filed with the United States Securities and Exchange Commission prior to settlement of this Note.

BBVA Compass Bancshares, Inc., a bank holding company organized under the laws of the State of Texas (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to                                           , or registered assignees, [the principal sum of U.S. $______________________________]6 [the amount of cash, or other property, as determined in accordance with the provisions set forth under “[Payment at Maturity]” above, due with respect to the principal sum of _______________]7 on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until [the amount due with respect to]7 the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semi-annually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; provided, further, that if this Note is subject to “Annual Interest Payments,” interest payments shall be made annually in arrears and the term “Interest Payment Date” shall be deemed to mean the first day of March in each year.

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date [the amount due with respect to]7 the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date [one Business Day prior to such Interest Payment Date]8 [15 calendar days prior to such Interest Payment Date (whether or not a Business Day)]9 (each such date, a “Record Date”); provided that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom [the amount due with respect to]7 the principal hereof shall be payable. As used herein, “Business Day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (“TARGET2”) is open for the settlement of payment in euro.

Payment of [the amount due with respect to]7 the principal of, premium, if any, and interest due at maturity (or any redemption or repayment date) on this Note, unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A Holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

If this Note is denominated in a Specified Currency other than U.S. dollars, and the Holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of [the

6 To be used for non-structured products
7 To be used for structured products
8 Applies only for a Global Security
9 Applies for a Note that is not in global form

amount due with respect to]7 the principal of, premium, if any, and interest with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank located outside the United States, and in the case of payments of [the amount due with respect to] 10 the principal of, premium, if any, and interest with regard to this Note are payable in euro, in a country for which the euro is the lawful currency, if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable payment date; provided that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; provided, further, that payment of [the amount due with respect to]10 the principal of, premium, if any, and interest on this Note due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the Holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, with respect to payments of interest, on or prior to the fifth Business Day prior to such Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of [the amount due with respect to]10 the principal, as the case may be.

If the Holder elects to receive all or a portion of payments of [the amount due with respect to]10 the principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such Holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

10 To be used for structured products

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

BBVA COMPASS BANCSHARES, INC.

DATED:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Senior Indenture
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
SENIOR GLOBAL MEDIUM-TERM NOTE

This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series A (the “Notes”) of the Issuer. The Notes are issuable under a senior indenture, dated as of                   , 2015 (as may be amended or supplemented from time to time, the “Senior Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed the Trustee, at its corporate trust office in the Borough of Manhattan, The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the Holder prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. If the face hereof indicates that this Note is subject to “Modified Payment upon Acceleration, Repayment or Redemption,” the amount of principal payable upon redemption will be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the Interest Accrual Date to the date of redemption (expressed as a percentage of the aggregate principal amount), with the amount of original issue discount accrued being calculated using a constant yield method (as described below). Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment; provided that if the face hereof indicates that this Note is subject to “Modified Payment upon Acceleration, Repayment or Redemption,” the amount of principal payable upon repayment will be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the Interest Accrual Date to the date of repayment (expressed as a percentage of the aggregate principal amount), with the amount of original issue discount accrued being calculated using a constant yield method (as described below). For this Note to be repaid at the option of the Holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Unless otherwise indicated on the face of this Note, exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the calendar date indicated on the face hereof as the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day or where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) is otherwise postponed according to the terms and procedures specified on the face hereof, payment of principal, premium, if any, or interest otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, save for those preferred by mandatory provisions of law.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon U.S. dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the Business Day immediately preceding the date of issuance.

The Trustee has been appointed registrar for the Notes (the “Registrar,” which term includes any successor registrar appointed by the Issuer), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided that the Registrar will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such affected series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the Holders of not less than a majority in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all debt securities then outstanding and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or interest on such debt securities) by the Holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

If the face hereof indicates that this Note is subject to “Modified Payment upon Acceleration, Repayment or Redemption,” then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the Interest Accrual Date to the date of declaration (expressed as a percentage of the aggregate principal amount), with the amount of original issue discount accrued being calculated using a constant yield method (as described in the next paragraph), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

The constant yield shall be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), and an assumption that the maturity will not be accelerated. If the period from the Original Issue Date to the first Interest Payment Date (the “initial period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the anti-dilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or alter certain provisions of the Senior Indenture relating to debt securities not denominated in U.S. dollars or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities of any series the consent of the Holders of which is required for any such supplemental indenture.

Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the jurisdiction issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the Holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those Holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent” shall be Compass Bank, unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of, premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of this Note. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the

European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of, premium, if any, or interest on any Notes that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of, premium, if any, or interest on this Note as the same shall become due.

No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amount of cash, or other property, as determined in accordance with the provisions set forth on the face of this Note due with respect to the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:           _______________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid: _________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________________.

Dated:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.